Exhibit 10.1

EMPLOYMENT AGREEMENT

    This Employment Agreement (the “Agreement”) is entered into as of January 4, 2012, by and between Whitemark Homes, Inc., a Colorado corporation, (the “Company”) and Barry Reese (“Executive”).  The parties hereto agree as follows:

    1.     Employment and Duties     The Company hereby employs Executive in the position of President, Principal Executive Officer and Principal Financial Officer of the Company and shall perform all duties and obligations of such offices.  Executive shall devote as much of his time, attention and energies to the business and interests of the Company as required the performance of his duties and obligations under this Agreement.

    2.  Term of Agreement.  This Agreement is deemed to have begun October 8, 2008 and shall continue until terminated.  Executive and the Company retain the right to terminate this Agreement at any time, for any reason or no reason, and with or without Cause and with or without notice.

    3.      Compensation and Other Benefits.  The Company shall provide the following compensation and other benefits to Executive in consideration of Executive’s performance of all of his obligations under this Agreement:

       3.1   Base Salary.  Subject to the provisions of Section 4, the Company shall pay to Executive an annual salary (the “Salary”) of $60,000.00.  The Salary is deemed to have been and shall be indefinitely deferred from the date of this Agreement until such time that the Company has funds to pay the accrued Salary in whole or in part.  $15,000 of future Salary shall be deemed accrued as of the end of each fiscal quarter

       3.2   Convertibility of Accrued Salary.  Conversion.
(a)           The Executive shall have the right, exercisable at any time from and after the date of this Employment Agreement until all accrued salary is fully paid, to convert the entire accrued and unpaid salary, in whole or in part, upon delivery of a notice (the "Conversion Note") of conversion (the date of giving of such notice of conversion being the "Conversion Date") into fully paid and nonassessable shares (the "Conversion Shares") of the Company's common stock, par value $0,001 per share (the "Common Stock"), at the Conversion Price (as defined below). The Company shall issue and deliver to the Executive, within three (3) business days from the Conversion Date (the "Delivery Date"), that number of shares of Common Stock that equals the accrued and unpaid salary, if any, to be converted divided by the Conversion Price.

(b)           The "Conversion Price" per share of the Common Stock shall be the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day (as defined below) period ending one (1) Trading Day prior to the Conversion Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. "Trading Price" means, for the Common Stock as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the "OTCBB") or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for the Common Stock on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Holder. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(c)           The issuance of certificates for Conversion Shares upon conversion of the accrued and unpaid salary shall be made without charge to the Executive for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares. Upon a conversion, the Company shall take all such actions as are necessary in order to insure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(d)           Notwithstanding the foregoing, the Executive acknowledges and agrees that at the time of the issuance of this Agreement, that the number of shares of Common Stock that the Company is authorized to issue may not be sufficient to allow for the conversion of the accrued and unpaid salary into the number of Conversion Shares otherwise issuable. The Company shall use reasonable commercial efforts to cause an increase in such number of authorized shares of Common Stock and to reserve and keep available out of such authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion hereunder, such number of Conversion Shares issuable upon a conversion. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable.

       3.3   Reimbursement of Business Expenses. The Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred by Executive in connection with the performance of his duties under this Agreement, upon submission by Executive to Company of reasonable documentation pertaining to such expenses.

    4. Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations, understandings, or agreements between the parties, whether oral or written, expressed or implied.

WHITEMARK HOMES, INC.

By:	/s/ Barry Reese	/s/ Barry Reese
	Barry Reese	Barry Reese on behalf of the Executive
Sole Director of the Company